Exhibit 16

DELOITTE

                                                Deloitte & Touche LLP
                                                Suite 800
                                                1750 Tysons Boulevard
                                                McLean, VA  22102-4219
                                                USA

                                                Tel: +1-703 251 1000
                                                Fax: +1 703 251 3400
                                                www.deloitte.com




December 28, 2004



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC  20549

Dear Sirs/Madams:

     We have read Item 4.01 of Herley Industries, Inc.'s Form 8-K dated December 23, 2004, and have the following comments:

     We agree with the statements made in paragraphs one, two, three, and five.

     We have no basis on which to agree or disagree with the statements made in the fourth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP